Exhibit 99.1

ConocoPhillips Reports First-Quarter 2020 Results; Announces Quarterly Dividend and Additional Curtailments

HOUSTON--(BUSINESS WIRE)--April 30, 2020--ConocoPhillips (NYSE: COP) today reported a first-quarter 2020 loss of $1.7 billion, or ($1.60) per share, compared with first-quarter 2019 earnings of $1.8 billion, or $1.60 per share. Excluding special items, first-quarter 2020 adjusted earnings were $0.5 billion, or $0.45 per share, compared with first-quarter 2019 adjusted earnings of $1.1 billion, or $1.00 per share. Special items for the current quarter were primarily driven by an unrealized loss on Cenovus Energy equity and price-driven non-cash impairments.

Quarterly Dividend

The company also announced a quarterly dividend of 42 cents per share, payable June 1, 2020, to stockholders of record at the close of business on May 11, 2020.

First-Quarter Highlights

  Cash provided by operating activities was $2.1 billion. Excluding working capital, cash from operations (CFO) was $1.6 billion.
  Ended the quarter with cash, cash equivalents and restricted cash totaling $4.2 billion and short-term investments of $3.9 billion, equaling more than $8.0 billion in ending cash and short-term investments.
  Ended the quarter with approximately $14 billion of liquidity, including $6 billion of available revolving credit facility.
  Repurchased $0.7 billion of shares and paid $0.5 billion in dividends.
  Achieved first-quarter production, excluding Libya, of 1,278 MBOED.
  Produced 399 MBOED from the Lower 48 Big 3 unconventionals.
  Started up first Montney pad and infrastructure.
  Generated $0.5 billion in disposition proceeds from Lower 48 non-core asset sales.

First-Quarter Review

Production excluding Libya for the first quarter of 2020 was 1,278 thousand barrels of oil equivalent per day (MBOED), a decrease of 40 MBOED from the same period a year ago. Adjusting for closed and pending dispositions, production increased 52 MBOED primarily due to growth from the Big 3, as well as development programs in Europe, Asia Pacific and Lower 48. This growth more than offset normal field decline and impacts from a third-party pipeline outage on the Kebabangan Field in Malaysia. Production from Libya averaged 11 MBOED.

In the Lower 48, production from the Big 3 averaged 399 MBOED, including Eagle Ford of 233 MBOED, Bakken of 96 MBOED and Permian Unconventional of 70 MBOED. In Alaska, the company progressed construction on the multi-year GMT-2 project, which remains on track for startup in late 2021. The company also completed drilling two wells to further appraise the Willow discovery and one well to test the Harpoon prospect, prior to early termination of the 2020 winter exploration program to minimize risks associated with COVID-19. In Canada, the first phase of development at Montney was initiated with the startup of a 14-well pad and associated infrastructure. Additionally, a planned 24-day turnaround in Qatar was completed.

Earnings decreased from first-quarter 2019 due to a change in Cenovus Energy equity market value, lower realized prices, and price-driven non-cash impairments. Excluding special items, adjusted earnings were lower compared with first-quarter 2019 due to lower realized prices and volumes, partially offset by decreases in operating costs. Dry hole and lease impairment expenses totaled $67 million pre-tax for the quarter, primarily for the Kamunsu East Field in Malaysia that is no longer in our development plans, as well as a dry hole in Norway. The company’s total average realized price was $38.81 per barrel of oil equivalent (BOE), 23 percent lower than the $50.59 per BOE realized in the first quarter of 2019, reflecting lower marker prices.

For the quarter, cash provided by operating activities was $2.1 billion. Excluding a $0.5 billion change in operating working capital, ConocoPhillips generated CFO of $1.6 billion. CFO included a non-cash downward inventory valuation adjustment of $0.2 billion driven by lower commodity prices, which was offset in operating working capital. The company also generated $0.5 billion in disposition proceeds from the sale of the Lower 48 Niobrara and Waddell assets. In addition, the company funded $1.6 billion of capital expenditures and investments, repurchased $0.7 billion of shares, and paid $0.5 billion in dividends. Capital expenditures and investments included approximately $0.1 billion for payments toward the 2019 Argentina acreage acquisition, as well as bolt-on acquisitions in Lower 48. The company also purchased $0.9 billion of short-term and long-term financial instruments.

Other Items

Upcoming operational activities for the company include several seasonal turnarounds and maintenance projects typically conducted in the second and third quarters each year. These activities are planned in Alaska, Norway and various areas in the Asia Pacific region.

The company recently announced that it expects to voluntarily curtail production due to weak prices. Voluntary curtailments for the month of May are now estimated to be 265 thousand barrels of oil per day (MBOD) gross, comprised of 165 MBOD gross in the Lower 48 and 100 MBOD gross at Surmont. This represents approximately 230 MBOED on a net basis.

The company currently estimates voluntary curtailments for the month of June will be 460 MBOD gross, comprised of 260 MBOD gross in the Lower 48, 100 MBOD gross at Surmont and 100 MBOD gross in Alaska. This represents approximately 420 MBOED on a net basis.

Future voluntary curtailment decisions across our areas of operations will be made on a month-by-month basis. Daily net barrel oil equivalent impacts may vary from estimates due to differences in working interests and product mixes.

The company also expects some level of additional curtailments from infrastructure constraints, actions from partner-operated assets or government mandates.

Given ongoing uncertainty, continued market volatility, and production curtailments over the coming months, the company recently announced that its original 2020 guidance items should not be relied upon and that further guidance has been temporarily suspended. During this suspension, the company may provide periodic updates, as appropriate. In addition, the previously provided net income and cash flow sensitivities should not be relied upon as current marker prices are outside the reference price ranges to which the previous sensitivities applied.

ConocoPhillips will host a conference call today at 12:00 p.m. Eastern time to discuss this announcement. To listen to the call and view related supplemental information, go to www.conocophillips.com/investor.

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About ConocoPhillips

Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 17 countries, $65 billion of total assets, and approximately 10,400 employees as of March 31, 2020. Production excluding Libya averaged 1,278 MBOED for the three months ended March 31, 2020, and proved reserves were 5.3 BBOE as of Dec. 31, 2019. For more information, go to www.conocophillips.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as "anticipate," "estimate," "believe," “budget,” "continue," "could," "intend," "may," "plan," "potential," "predict," “seek,” "should," "will," “would,” "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas and the resulting company actions in response to such changes, including changes resulting from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; unexpected cost increases or technical difficulties in constructing, maintaining, or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business; our ability to collect payments when due under our settlement agreement with PDVSA; our ability to collect payments from the government of Venezuela as ordered by the ICSID; our ability to liquidate the common stock issued to us by Cenovus Energy Inc. at prices we deem acceptable, or at all; our ability to complete our announced dispositions or acquisitions on the timeline currently anticipated, if at all; the possibility that regulatory approvals for our announced dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of our announced dispositions, acquisitions or our remaining business; business disruptions during or following our announced dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced dispositions in the manner and timeframe we currently anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; the impact of competition and consolidation in the oil and gas industry; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from extraordinary weather events, civil unrest, war, terrorism or a cyber attack; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term "resource" in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.

Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share and cash from operations (CFO).

The company believes that the non-GAAP measures adjusted earnings (both on an aggregate and a per-share basis) are useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the timing effects associated with operating working capital changes across periods on a consistent basis and with the performance of peer companies. The company believes that the above-mentioned non-GAAP measures, when viewed in combination with the company’s results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the company’s business and performance. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.

Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.

Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.

Other Terms – This news release also contains the terms liquidity and underlying production. Liquidity includes cash, cash equivalents, short-term investments and available borrowing capacity under the company’s revolving credit facility. The company believes liquidity is useful to investors to provide insight into the company’s ability to fund its business plans and debt obligations. Underlying production excludes Libya and reflects the impact of closed and pending dispositions with an assumed close date of January 1, 2019. The company believes that underlying production is useful to investors to compare production excluding Libya and reflecting the impact of closed and pending dispositions on a consistent go-forward basis across periods and with peer companies.

References in the release to earnings refer to net income/(loss) attributable to ConocoPhillips.

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ Millions, Except as Indicated

	1Q20				1Q19
	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$(1,739)	(1.60)			1,833	1.60
Adjustments:
Unrealized (gain) loss on CVE shares	1,691	-	1,691	1.56	(343)	-	(343)	(0.30)
Impairments	770	(177)	593	0.54	60	(13)	47	0.04
Net gain on asset sales	38	(9)	29	0.03	-	-	-	-
Unrealized (gain) loss on FX derivative	(75)	16	(59)	(0.05)	6	(1)	5	0.00
Pending claims and settlements	(29)	-	(29)	(0.03)	(130)	(68)	(198)	(0.17)
Recognition of deferred revenue	-	-	-	-	(248)	52	(196)	(0.17)
Adjusted earnings / (loss)			$486	0.45			1,148	1.00

The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
ConocoPhillips
Table 2: Reconciliation of reported production to underlying production
In MBOED, Except as Indicated

	1Q20	1Q19
Total Reported Production	1,289	1,361

Adjustments:
Libya	(11)	(43)
Total Production excluding Libya	1,278	1,318

Closed Dispositions[1]	(11)	(93)
Pending Dispositions[2]	(46)	(56)
Total Underlying Production	1,221	1,169
[1]Includes production from the completed U.K. and various Lower 48 dispositions. [2]Includes production from the announced Australia-West disposition.

ConocoPhillips
Table 3: Reconciliation of liquidity position
In $ Millions, Except as Indicated

	Quarter-Ended 3/31/2020	Quarter-Ended 12/31/2019
Cash and cash equivalents	3,908	5,088
Short-Term Investments	3,866	3,028
Revolver	6,000	6,000
Total Liquidity	13,774	14,116

Contacts

John C. Roper (media)
281-293-1451
john.c.roper@conocophillips.com

Investor Relations
281-293-5000
investor.relations@conocophillips.com